EXHIBIT 23.1
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                         CONSENT OF INDEPENDENT AUDITORS
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To the Board of Directors
Neomedia Technologies, Inc.

     We consent to the use of our Independent Auditors' Report dated March 28, 2002, covering the consolidated financial statements of Neomedia Technologies, Inc. as of December 31, 2001 and for the year then ended, in the Form S-1 registration statement to be filed with the Commission on or about December 19, 2002.

     We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS
Irvine, California
December 18, 2002

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